EXHIBIT 10

October 21, 2004

Steven Lazuka
Traffic Logic, Inc.
4086 Del Rey Avenue
Marina Del Rey, CA 90292

Dear Mr. Lazuka:

We are pleased to submit this binding Term Sheet with respect to the transactions described below whereby TrafficLogic, Inc. (the "Company"), and MAC Worldwide, Inc., a US publicly traded company, together with its newly formed acquisition subsidiary ("Pubco"), will enter into a reverse triangular merger agreement. We agree that this Term Sheet supersedes and replaces any and all prior oral and/or written agreements, including without limitation that certain term sheet between the Company and IVC Group dated October 18, 2004.

       ITEM                         DESCRIPTION
---------------------------------- ---------------------------------------------
1.  STRUCTURE:                     Pubco, a publicly traded company listed on
                                   the NASD OTC Bulletin Board, will enter into a reverse triangular merger with the Company pursuant to which Pubco will acquire all the outstanding shares of the Company (the
                                   "Merger") with an anticipated closing date on or before December 15, 2004 (the "Closing
                                   Date"). On the Closing Date, Pubco's
                                   operating subsidiary will be spun off to the controlling shareholders of Pubco. Following the Closing Date, Pubco will change its name to such other alternate name as shall be determined by the Company.

                                    On the Closing Date, Pubco shall have closed on the private placement offering ("PPO"), as defined below.

                                    The above-described transactions will
                                    hereinafter be referred to as the
                                    "Transaction" or "Transactions."

2. MERGER AGREEMENT:                The definitive merger
                                    agreement among Pubco, the Company and the acquisition subsidiary (the "Merger
                                    Agreement") will contain customary
                                    representations and warranties for a
                                    transaction of this type. In particular, Pubco will represent, warrant and covenant to the Company that on the date of the Merger Agreement and on the Closing Date, that Pubco (and the acquisition subsidiary as applicable):

                                        (a)      is a Delaware corporation whose
                                                 shares are presently eligible
                                                 for quotation on the NASD OTC
                                                 Bulletin Board;

                                        (b)      has complied with all
                                                 applicable material federal and
                                                 state securities laws and
                                                 regulations, including being
                                                 current in all of its reporting
                                                 obligations under federal
                                                 securities laws and
                                                 regulations;

                                        (c)      no order suspending the
                                                 effectiveness of Pubco's
                                                 Registration Statement on Form
                                                 SB-2 has been issued by the
                                                 Securities and Exchange
                                                 Commission (the "SEC") and, to
                                                 Pubco's knowledge, no
                                                 proceedings for that purpose
                                                 have been initiated or
                                                 threatened by the SEC;

                                        (d)      has not, and the past and
                                                 present officers, directors and
                                                 affiliates of Pubco have not,
                                                 been the subject of, nor does
                                                 any officer or director of
                                                 Pubco have any reason to
                                                 believe that Pubco or any of
                                                 its officers, directors or
                                                 affiliates will be the subject
                                                 of, any civil or criminal
                                                 proceeding or investigation by
                                                 any federal or state agency
                                                 alleging a violation of
                                                 securities laws;

                                        (e)      has not been the subject of any
                                                 voluntary or involuntary
                                                 bankruptcy proceeding, nor has
                                                 it been a party to any material
                                                 litigation;

                                        (f)      has not, and the past and
                                                 present officers, directors and
                                                 affiliates of Pubco have not,
                                                 been the subject of, nor does
                                                 any officer or director of
                                                 Pubco have any reason to
                                                 believe that Pubco or any of
                                                 its officers, directors or
                                                 affiliates will be the subject
                                                 of, any civil, criminal or
                                                 administrative investigation or
                                                 proceeding brought by any
                                                 federal or state agency having
                                                 regulatory authority over such
                                                 entity;

                                        (g)      will discontinue all of its
                                                 business operations without any
                                                 material adverse effect upon
                                                 Pubco, and Pubco has no
                                                 material liabilities,
                                                 contingent or otherwise in any
                                                 way related to any such
                                                 business operations;

                                        (h)      does not, on the Closing Date,
                                                 have any liabilities,
                                                 contingent or otherwise,
                                                 including but not limited to
                                                 notes payable and accounts
                                                 payable, and is not a party to
                                                 any executory agreements; and

                                        (j)      is not a "blank check company"
                                                 as such term is defined by Rule
                                                 419 of the Securities Act.

                                    The Merger Agreement will contain customary indemnification provisions to secure breaches of representations and warranties. The Merger Agreement will also contain a provision providing for a post- Closing share adjustment as a means for which claims for indemnity may be made. Pursuant to the provision up to 2,000,000 shares of common stock may be issued to stock holders of the Company, pro rata, during the 2 year period following the Closing Date for breaches of representations and warranties. The value of the stock issued pursuant to the adjustment mechanism will be fixed at the per share price of common stock sold in the PPO.

3. PRIVATE PLACEMENT OFFERING:      The terms of the
                                    PPO shall be the offer and sale of
                                    $3,250,000 worth of shares of common stock of Pubco at $1 per share of common stock pursuant to Regulation D of the Securities
                                    Act and any and all applicable state
                                    securities laws. The shares of common stock issued to the investors in the PPO and the Company stockholders pursuant to the Merger will be registered for resale pursuant to a registration statement on Form SB-2 within 60 days of the Closing Date.

4.  CONSIDERATION:                  In consideration for the Merger, the
                                    stockholders of the Company shall receive
                                    Seventeen Million Five Hundred Thousand
                                    (17,500,000) shares of common stock of Pubco in exchange for all the shares of common stock of the Company. The shares of common stock of Pubco received by the stockholders of the Company shall represent 50.36% of the shares of common stock of Pubco on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of Pubco in the PPO.

                                    In consideration for the Merger, the
                                    stockholders of Pubco will retain Fourteen
                                    Million (14,000,000) shares of common stock of Pubco representing 40.29% of the shares of common stock of Pubco on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of Pubco in the PPO.

                                    The investors in the PPO will own 3,250,000 shares of common stock of Pubco representing 9.35% of the shares of common stock of Pubco on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of Pubco in the PPO.

                                    Subject to the cancellation of the shares of common stock held in escrow as provided above, the total shares of common stock of Pubco outstanding after giving effect to the Transactions will be 34,750,000.

5. FINANCIAL STATEMENTS OF THE     On or prior to the Closing Date, the Company
COMPANY:                           shall provide any such audited or unaudited
                                   financial statements as may be required
                                   under applicable U.S. Securities Exchange
                                   Commission ("SEC") regulations for inclusion of such statements in Pubco's SEC and other regulatory filings.

6. SIGNING DATE:                   It is contemplated that the
                                   definitive merger agreement (the "Merger
                                   Agreement") will be signed on or before the last day of the Exclusivity Period
                                   (hereinafter defined). The Merger Agreement shall contain such terms and provisions as shall be mutually agreed upon between the Company and Pubco consistent with the provisions in this Term Sheet.

7. BOARD OF DIRECTORS:             Immediately following the
                                   Closing Date, the Board of Directors shall consist of five (5) members. On the Closing
                                   Date, all of the current officers and
                                   directors of Pubco shall resign and,
                                   simultaneously therewith, appoint a new Board of Directors and such executive officers as shall be determined solely by the Company.
                                   Pubco shall have the right to appoint one (1) member of the five new members of the Board.

8. RESTRICTION ON SALE:            All securities issued
                                   pursuant to the Merger will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws. All officers, directors, holders of five percent (5%) or more of the shares of common stock of Pubco will enter into lock-up agreements with Pubco on the Closing Date, on terms mutually agreeable to Pubco and the Company.

9.  CONDITIONS TO                  The Merger shall include
    CLOSING:                       certain closing conditions including the
                                   following: (i)  consummation of all
                                   required definitive instruments and
                                   agreements, including, but
                                   not limited to, the Merger Agreement; (ii) obtaining all necessary board, shareholder and third party consents; (iii) satisfactory completion by Pubco and the Company of all necessary technical and legal due diligence;
                                   (iv) the completion of the offer and sale of the PPO; and (v) the completion of the spin off of the operating subsidiary of PubCo to its controlling shareholders.

1. 10. Pre-Closing Pubco and the Company shall each cooperate with each other and use their reasonable best efforts to execute and deliver the Merger Agreement as soon as possible and to
2. Covenants: thereafter satisfy each of the conditions to closing specified thereunder. IVC shall use its reasonable best efforts to cause Pubco to fulfill its pre-closing covenants under the Merger Agreement.

11. EMPLOYMENT AGREEMENTS:          Each of Steven Lazuka,
                                   currently Chief Executive Officer of the Company ("CEO"), and a person designated by CEO to serve as Chief Financial Officer, shall have employment agreements mutually satisfactory to CEO and Pubco.

12.  CLOSING COSTS:                All fees and expenses relating to the
                                   Transactions, including but not limited to legal and accounting fees, will be payable at Closing from the proceeds of the PPO. The
                                   Parties understand that Gottbetter &
                                   Partners ("G&P") shall be engaged by Pubco to serve as its securities counsel ("G&P
                                   Retainer") prior to the Closing Date and that fees and expenses of G&P incurred by Pubco will similarly be payable at Closing from the proceeds of the PPO. G&P shall handle all securities matters requested by Pubco, (as defined below), including, but not limited to, any registration statements to be filed with the SEC under the Securities Act of 1933 and any compliance filing to be filed with the SEC under the Securities Exchange Act of 1934 (e.g., 10-K,
                                   10-Q, 8-K, 14C, S-8, S-4, etc.) to the
                                   extent necessary to facilitate the
                                   Transaction. The terms and conditions of the G&P Retainer will be subject to a written agreement to be acceptable to Pubco and the Company.

13.  EXCLUSIVITY:                  From and after the date of execution of this
                                   Term Sheet and during a period of ninety
                                   (90) days thereafter (the "Exclusivity
                                   Period"), the Company hereby agrees that it will not enter into any agreement or consummate any transaction with any third party, in whatever form (including, without limitation, joint venture, sale, license, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the Merger Agreement consistent with the terms set forth in this Term Sheet. During the Exclusivity Period,
                                   Pubco will incur additional legal and other costs and expenses in connection with the negotiation of the Transaction and certain due diligence activities relating thereto.

14. USE OF PROCEEDS:               The Company shall receive
                                   gross proceeds in the offering of $3.25
                                   million. Pubco will use the proceeds from the PPO for general working capital purposes.

15. TERMINATION AND EFFECTS OF     The obligations of
    TERMINATION:                   the Company and IVC to each other under this
                                   Term Sheet shall  terminate upon
                                   the first to occur of (x) the expiration of the Exclusivity Period or
                                   (y) the execution and delivery of a Merger
                                   Agreement among the Company, Pubco and the acquisition subsidiary, provided that: the provisions and obligations of the parties created by Sections 16, 17, and 18 shall survive the termination of this Term Sheet in any event.

16. GOVERNING LAW:                 This Agreement shall be
                                   governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

17.  CONFIDENTIALITY:              Each of the parties to this Term Sheet
                                   agrees to maintain the confidentiality of the terms of this Term Sheet and the Transaction, and not to use any information it may learn about the other party for any purpose other than to consummate the Transaction. Further, no disclosure of any information concerning this Term Sheet, the Transaction or any confidential information of the delivering party bearing a label
                                   "confidential" or any similar marking shall be disclosed to any other person unless and until such person shall have first executed and delivered a written confidentiality agreement by which such person agrees to hold in confidence all such confidential information (unless by operation of law or pre-existing agreement, such person is already bound by such confidentiality obligations.

18.   NOTICES:                      Any notices desired, required or permitted
                                    to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, four (4) days after mailing, if mailed, or one (1) business day after timely delivery to the overnight courier service, if delivered by overnight courier service:
                                    (i) if to Pubco, to MAC Worldwide, Inc.,
                                    1640 Terrace Way, Walnut Creek, California,
                                    94596, Attention: Mr. Tony Cavallo, with a copy to Gottbetter & Partners, LLP, 488
                                    Madison Avenue, 12th Floor, New York, New
                                    York 10022, Attention: Adam S. Gottbetter,
                                    Esq.; and (ii) if to the Company, to Traffic
                                    Logic, Inc., 4086 Del Rey Avenue, Marina Del
                                    Rey, California 90292, Attention: Mr. Steven
                                    Lazuka, with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, New York, New
                                    York, 10105 Attention: Louis W. Zehil, Esq.


         This Term Sheet sets forth the principal terms of the Transaction and constitutes a binding contract on the part of the parties hereto, including but not limited to the covenant of the Company set forth above in the paragraph titled "Exclusivity". Any other binding obligation of the Company or Pubco with respect to the Transaction not set forth herein shall be subject to the execution and delivery of the definitive Merger Agreement and related transaction documentation. This Term Sheet may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. In the event that any signature is delivered by facsimile transmission, such signature shall created a valid and binding obligation of the party executing the same with the same force and effect as if such facsimile signature page was an original thereof.

         Please do not hesitate to contact me to discuss the terms of the proposed Transaction or to respond to any questions that may arise with respect to this Term Sheet.

         We look forward to working with you to complete the Transaction successfully and expeditiously. If the foregoing correctly sets forth your understanding, please evidence your agreement to this Term Sheet by executing a copy of this Term Sheet in the space set forth below.

                            [SIGNATURE PAGE FOLLOWS]

AGREED TO AND ACCEPTED:

This 26th day of October, 2004


Traffic Logic (the Company)            MAC Worldwide, Inc. (PubCo)

By: /s/ Steve Lazuka                   By: /s/ Tony Cavallo
    ---------------------                  ------------------------
Name: Steve Lazuka                     Name: Tony Cavallo
Title: CEO                             Title: CFO